Exhibit 17(d)
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V57797-S97738 BLUE OWL CAPITAL CORPORATION III 399 PARK AVE, 37TH FLOOR NEW YORK, NY 10022 For Against Abstain BLUE OWL CAPITAL CORPORATION III 1. To adopt the Agreement and Plan of Merger, dated as of August 7, 2024 (the “Merger Agreement”), by and among Blue Owl Capital Corporation III, Blue Owl Capital Corporation, a Maryland Corporation, Cardinal Merger Sub Inc., a Maryland corporation and wholly owned subsidiary of Blue Owl Capital Corporation, Blue Owl Credit Advisors LLC, a Delaware limited liability company (for the limited purposes set forth therein), and Blue Owl Diversified Credit Advisors LLC, a Delaware limited liability company (for the limited purposes set forth therein). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the following proposal: IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL. ! !! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January [TBD], 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OBDE2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January [TBD], 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return before 5:00 p.m. Eastern Time on January [TBD], 2025 to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V57798-S97738 NOTICE IS HEREBY GIVEN THAT the special meeting of shareholders (the “Special Meeting”) of Blue Owl Capital Corporation III, a Maryland corporation (the “Company”), will be held on January [TBD], 2025 at 9:30 a.m. Eastern Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OBDE2025SM. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Prospectus/Proxy Statement are available at www.proxyvote.com. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting Shareholder votes. BLUE OWL CAPITAL CORPORATION III Special Meeting of Shareholders January [TBD], 2025 at 9:30 A.M. Eastern Time This proxy is solicited by the Board of Directors The undersigned shareholder of Blue Owl Capital Corporation III, hereby appoints Neena A. Reddy and Jonathan Lamm, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Shareholders of Blue Owl Capital Corporation III to be held on January [TBD], 2025 at 9:30 A.M. Eastern Time, virtually at www.virtualshareholdermeeting.com/OBDE2025SM, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, and the accompanying Joint Prospectus/Proxy Statement, and revokes any proxy heretofore given with respect to such meeting. This proxy is solicited on behalf of the Blue Owl Capital Corporation III board of directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any or all of the proposals referenced herein. If you sign, date and return this proxy, it will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side